EXHIBIT 10.3

OMNIBUS JOINDER AGREEMENT TO LOAN DOCUMENTS

This Omnibus Joinder Agreement to Loan Documents (this “Joinder”) is made as of January 15, 2016, by and among:

BONSTORES HOLDINGS ONE, LLC, a Delaware limited liability company, and BONSTORES HOLDINGS TWO, LLC, a Delaware limited liability company (each a “New Guarantor”, and collectively, the “New Guarantors”), each with their principal executive offices at 2801 East Market Street, York, PA  17402;

THE BON-TON DEPARTMENT STORES, INC., a Pennsylvania corporation, in its capacity as Borrower Agent (as defined in the Loan Agreement referred to below); and

BANK OF AMERICA, N.A., a national banking association, having a place of business at 100 Federal Street, Boston, Massachusetts 02110, as administrative agent and as co-collateral agent for its own benefit and the benefit of the other Secured Parties (as defined in the Loan Agreement);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

A.                                    Reference is made to that certain Second Amended and Restated Loan and Security Agreement dated as of March 21, 2011 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (“Bon-Ton”), Carson Pirie Scott II, Inc., a Florida corporation (“CPS II”), Bon-Ton Distribution, LLC, an Illinois limited liability company (“Distribution”) and McRIL, LLC, a Virginia limited liability company (“McRIL” and together with Bon-Ton, CPS II, Distribution and any other person from time to time a borrower thereunder, collectively, the “Borrowers”), each of the other Obligors party thereto, the financial institutions party thereto from time to time as lenders (collectively, the “Lenders”, and each individually, a “Lender”), Bank of America, N.A. (“Bank of America”), a national banking association, as agent for the Lenders (in such capacity, the “Agent”), Bank of America and General Electric Company (as successor in interest by merger to General Electric Capital Corporation), acting as co-collateral agents (in such capacity, the “Co-Collateral Agents”) and the other agents and arrangers from time to time party thereto.  All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Loan Agreement.

B.                                    The New Guarantors are entering into that certain Guaranty dated as of the date hereof, whereby the New Guarantors guarantee to the Agent, for the benefit of the Secured Parties, the full and punctual payment when due and the performance of all of the Obligations.

C.                                    The New Guarantors desire to become party to, and to be bound by the terms of, the Loan Agreement and the other Loan Documents in the same capacity and to the same extent as the Guarantors thereunder.

D.                                    Pursuant to the terms of the Loan Agreement, in order for the New Guarantors to become party to the Loan Agreement and the other Loan Documents as “Guarantors”, the New Guarantors and the Borrower Agent are required to execute this Joinder.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Joinder and Assumption of Obligations.  Effective as of the date of this Joinder, each of the New Guarantors hereby acknowledges that it has received and reviewed a copy of the Loan Agreement and the other Loan Documents, and hereby:

a.                                      joins in the execution of, and becomes a party to, the Loan Agreement as an “Obligor” and a “Guarantor”, as indicated by its signature below, as if such New Guarantor was an original signatory to the Loan Agreement and was expressly named therein;

b.                                      joins in the execution of, and becomes a party to, the Pledge Agreement as a “Company” and, to the extent applicable, a “Subsidiary”, as indicated by its signature below, as if such New Guarantor was an original signatory to the Pledge Agreement and was expressly named therein;

c.                                       joins in the execution of, and becomes a party to, the Trademark Security Agreement as an “Assignor”, as indicated by its signature below, as if such New Guarantor was an original signatory to the Trademark Security Agreement and was expressly named therein;

d.                                      joins in the execution of, and becomes a party to, the Copyright Security Agreement as a “Grantor”, as indicated by its signature below, as if such New Guarantor was an original signatory to the Copyright Security Agreement and was expressly named therein;

e.                                       covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments (other than covenants, agreements, liabilities and acknowledgments which specifically relate solely to an earlier date) of a Guarantor under the Loan Agreement and the other Loan Documents, in each case, with the same force and effect as if such New Guarantor was a signatory to the Loan Agreement and the other Loan Documents and was expressly named as a Guarantor (however referenced) therein and a party thereto (including, without limitation, the grant of a security interest to the Agent in the Collateral as provided in Section 7.1 of the Loan Agreement and in any other Loan Document); and

f.                                        assumes and agrees to perform all applicable duties and Obligations of a Guarantor under the Loan Agreement and the other Loan Documents.

2.                                      Grant of Security Interest, Etc.  To secure the prompt payment and performance of all Obligations, each New Guarantor hereby grants to Agent, for the benefit of the Secured Parties, a continuing security interest in and Lien upon the personal and fixture property, assets and rights (including, without limitation, the Collateral, and all of the assets, property and rights described in Section 7.1 of the Loan Agreement or in any other Loan Document) of such New Guarantor of every kind and nature, whether now owned or hereafter acquired or arising, and wherever located to the extent provided by and in accordance with Section 7.1 of the Loan Agreement.

3.                                      Representations and Warranties.  Each New Guarantor hereby makes as of the date hereof all representations, warranties and other statements (other than representations, warranties and statements which specifically relate solely to an earlier date) of a Guarantor under the Loan Agreement and the other Loan Documents, in each case, with the same force and effect as if such New Guarantor was a signatory to the Loan Agreement and the other Loan Documents and was expressly named as a Guarantor therein.

4.                                      Ratification of Loan Documents.  All of the terms and conditions of the Loan Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Obligor thereunder or Collateral therefor.

5.                                      Conditions Precedent to Effectiveness.  This Joinder shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a.                                      This Joinder shall have been duly executed and delivered by the respective parties hereto.

b.                                      A Guaranty shall have been duly executed and delivered by the New Guarantors.

c.                                       All action on the part of the New Guarantors and the other Obligors necessary for the valid execution, delivery and performance by each New Guarantor of this Joinder and all other documentation, instruments, and agreements required to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

d.                                      Each New Guarantor shall have delivered each of the following to the Agent, in form and substance reasonably satisfactory to the Agent:

i.                                          Certificate of legal existence and good standing of such New Guarantor issued by the Secretary of State of the State of its incorporation or organization.

ii.                                       A certificate of an authorized officer of such New Guarantor in respect of the due adoption and continued effectiveness of each corporate resolution adopted in connection with the assumption by such New Guarantor of obligations under the Loan Agreement and the other Loan Documents, setting forth the text of each such resolution, and attesting to the true signatures of each Person authorized as a signatory of such New Guarantor to any of the Loan Documents, together with true and accurate copies of all Organic Documents of such New Guarantor.

iii.                                    Perfection Certificate of such New Guarantor in the form delivered by the Obligors on the Closing Date.

iv.                                   Such other documents, agreements and certificates as the Agent may reasonably require in accordance with the Loan Documents.

e.                                       The Agent shall have received a written legal opinion of the Obligors’ counsel addressed to the Agent and the other Lenders, covering such matters relating to the New Guarantors, the Loan Documents and/or the transactions contemplated thereby as the Agent shall reasonably request, it being understood that such opinion shall be substantively similar to the opinion of Obligors’ counsel delivered on the Closing Date pursuant to Section 6.1(g) of the Loan Agreement.

f.                                        The Agent shall have received all documents and instruments, (including UCC financing statements, agreements providing for Agent’s control over Deposit Accounts and Credit Card Notifications), required by law or reasonably requested by the Agent in accordance with the Loan Documents to create or perfect the first priority Lien (subject only to Permitted Liens having priority by operation of Applicable Law) intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the reasonable satisfaction of the Agent.

g.                                       All reasonable and documented out-of-pocket expenses incurred by the Agent in connection with the preparation and negotiation of this Joinder and related documents (including the reasonable and documented fees and out-of-pocket expenses of one legal counsel to the Agent) shall have been paid in full by the Borrowers.

h.                                      The Agent shall have received copies of policies of insurance, be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by the New Guarantors and have received certificates of insurance with endorsements naming the Agent, for the benefit of the Secured Parties, as lender’s loss payee or additional insured, as applicable, with respect to each insurance policy required to be maintained with respect to the Collateral and otherwise in form and substance reasonably satisfactory to the Agent and each of the Lenders.

i.                                          The Obligors shall have executed and delivered to the Agent such additional documents, instruments, and agreements as the Agent may reasonably request.

6.                                      Miscellaneous.

a.                                      This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  Delivery by telecopier or by electronic .pdf copy of an executed counterpart of a signature page to this Joinder shall be effective as delivery of an original executed counterpart of this Joinder.

b.                                      This Joinder expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.  This Joinder constitutes a Loan Document.

c.                                       Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

d.                                      THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

NEW GUARANTORS:

BONSTORES HOLDINGS ONE, LLC,
as a Guarantor

By:	/s/ J. Gregory Yawman
Name:	J. Gregory Yawman
Title:	Vice President — Secretary and
General Counsel

BONSTORES HOLDINGS TWO, LLC,
as a Guarantor

By:	/s/ J. Gregory Yawman
Name:	J. Gregory Yawman
Title:	Vice President — Secretary and
General Counsel

[Bon Ton — Signature Page to Guarantor Joinder]

AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	Director

[Bon Ton — Signature Page to Guarantor Joinder]

Acknowledged and Agreed:

THE BON-TON DEPARTMENT STORES, INC.,
as Borrower Agent

By:	/s/ J. Gregory Yawman
Name:	J. Gregory Yawman
Title:	Vice President — General Counsel and Secretary

[Bon Ton — Signature Page to Guarantor Joinder]